Exhibit 23.6

CONSENT OF MILLER AND LENTS, LTD.
INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in (i) this Registration Statement on Form S-4/A of Vanguard Natural Resources, LLC and Joint Proxy Statement of Vanguard Natural Resources, LLC and Eagle Rock Energy Partners, L.P. and (ii) the Registration Statement on Form S-3 of Vanguard Natural Resources, LLC, filed with the Securities and Exchange Commission on February 13, 2015 (File No. 333-202064) of information from our reserves report dated January 7, 2015 included in or made a part of the LRR Energy, L.P. Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 4, 2015, and our summary report attached as Exhibit 99.1 to such Annual Report on Form 10-K. We also hereby consent to all references to our firm included in the Registration Statement.

The analysis, conclusions, and methods contained in the report are based upon information that was in existence at the time the report was rendered and Miller and Lents, Ltd. has not updated and undertakes no duty to update anything contained in the report. While the report may be used as a descriptive resource, investors are advised that Miller and Lents, Ltd. has not verified information provided by others except as specifically noted in the report, and Miller and Lents, Ltd. makes no representation or warranty as to the accuracy of such information. Moreover, the conclusions contained in such report are based on assumptions that Miller and Lents, Ltd. believed were reasonable at the time of their preparation and that are described in such report in reasonable detail. However, there are a wide range of uncertainties and risks that are outside of the control of Miller and Lents, Ltd. which may impact these assumptions, including but not limited to unforeseen market changes, actions of governments or individuals, natural events, economic changes, and changes of laws and regulations or interpretation of laws and regulations.

Very truly yours,

MILLER AND LENTS, LTD.
Texas Registered Engineering Firm No. F-1442

	By:	/s/ Leslie A. Fallon
Leslie A. Fallon, P.E.
Vice President

Houston, Texas
July 8, 2015